SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): July 17, 2002
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                            Covista Communications, Inc.
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             (Exact name of registrant as specified in its charter)

   New Jersey                       0-2180                   22-1656895
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(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)           Identification No.)
incorporation)

150 Clove Road
Little Falls, New Jersey                                        07424
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             (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (973) 812-1100
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Item 5.  Other Events

     On July 17, 2001, Covista Communications, Inc. (the "Covista") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Capsule Communications, Inc., a Delaware corporation ("Capsule"), and CCI Acquisitions Corp., a Delaware corporation ("CCI") and wholly owned subsidiary of Covista. Pursuant to the Merger Agreement and subject to the conditions set forth in the Merger Agreement (including approval of the Merger Agreement by the stockholders of each of Covista and Capsule, receipt of required regulatory approvals, effectiveness of a registration statement registering the shares of Covista's common stock to be issued in the merger and other customary closing conditions), CCI will merge with and into the Capsule, and Capsule, as the surviving corporation, will become a wholly-owned subsidiary of Covista.

     Under the terms of the Merger Agreement approved by the boards of directors of both Capsule and Covista, the stockholders of Capsule other than its controlling stockholder will receive 0.1116 shares of Covista common stock for each share of Capsule common stock, and Henry G. Luken, III ("Luken"), the controlling stockholder of Capsule, will receive 0.0838 shares of Covista common stock for each share of Capsule common stock, in each case subject to adjustment as provided in the Merger Agreement. The adjustment mechanism in the Merger Agreement is designed to ensure that the minority stockholders of Capsule will not receive more than $0.6696 of Covista common stock for each share of Capsule common stock, and that Luken will not receive more than $0.5028 of Covista common stock for each share of Capsule common stock.

     Based on the closing price of $5.99 for Covista's common stock on July 17, 2001, the transaction would have an estimated value of approximately $12,576,000. Upon the closing of the transaction, the former Capsule stockholders would hold approximately 15.5% of the combined company. The transaction, anticipated to close in the fourth quarter of 2001, is subject to approval by the Covista and Capsule stockholders and other customary closing conditions, including obtaining necessary regulatory approvals. Luken, the beneficial owner of approximately 69.7% of Capsule's outstanding common stock, has expressed his intention to vote all of his shares in favor of the merger. Mr. Luken is also a principal stockholder of Covista, owning approximately 30.4% of its outstanding shares.

     For the terms and conditions of the Merger Agreement, as well as the press release announcing the execution of the Merger Agreement, reference is made to such documents attached hereto as exhibits. All statements made herein concerning the foregoing agreements are qualified by reference to such exhibits. Pending filing and clearance of the requisite proxy materials with the Securities and Exchange Commission, neither company has set a date for the special meeting of its stockholders to approve the merger.

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Item 7.  Financial Statements and Exhibits

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     Exhibits.

                 Exhibit 2.1 - Agreement and Plan of Reorganization dated as of July 17, 2001 by and among Covista
                               Communications, Inc., CCI Acquisitions
                               Corp. and Capsule Communications, Inc.

                 Exhibit 99.1   Joint Press Release dated July 18, 2001.



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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     COVISTA COMMUNICATIONS, INC.

                                   By:  /s/ A. John Leach, Jr.
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Date:     July 18, 2001            Name:    A. John Leach, Jr.
                                   Title:   President and Chief Executive
                                            Officer